Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Timberland Bancorp, Inc. of our reports, dated December 8, 2008, relating to our audits of the consolidated financial statements and internal control over financial reporting for the year ended September 30, 2008, which appears in the Form 10-K of Timberland Bancorp, Inc. for the year ended September 30, 2008.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ McGLADREY & PULLEN, LLP

Seattle, Washington
January 21, 2009